UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At PPL Corporation's ("PPL" or the "Company") Annual Meeting of Shareowners held on May 20, 2015, the shareowners:

Elected all thirteen nominees for the office of director.  The votes for individual nominees were:

	Number of Votes
	For	Against	Broker Non-Vote
Rodney C. Adkins	488,924,528	7,172,815	84,843,263
Frederick M. Bernthal	480,982,306	15,052,877	84,843,263
John W. Conway	302,452,138	193,700,917	84,844,186
Philip G. Cox	488,786,833	7,293,645	84,843,263
Steven G. Elliott	487,614,890	8,201,527	84,843,263
Louise K. Goeser	301,468,594	194,385,694	84,844,186
Stuart E. Graham	301,674,339	194,153,952	84,844,186
Raja Rajamannar	486,063,873	9,465,448	84,843,263
Craig A. Rogerson	298,056,316	197,574,313	84,844,186
William H. Spence	474,881,947	20,082,059	84,843,263
Natica von Althann	487,050,226	8,534,583	84,843,263
Keith H. Williamson	487,656,072	8,127,125	84,843,263
Armando Zagalo de Lima	486,574,840	8,898,049	84,843,263

Approved an amendment to PPL's articles of incorporation to permit shareowners to call special meetings of shareowners. The vote was 491,127,135 in favor and 5,152,927 against, with 2,666,359 abstaining and 84,843,263 broker non-votes. Filed herewith as exhibits 3(i) and 3(ii) are amended and restated Articles of Incorporation and Bylaws of PPL to implement the proposal.

Approved a non-binding request of the PPL board of directors ("Board") to approve the 2014 compensation of the Company's named executive officers. The vote was 473,933,974 in favor and 18,663,051 against, with 6,348,474 abstaining and 84,844,186 broker non-votes.

Ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.  The vote was 574,978,827 in favor and 5,735,344 against, with 3,075,513 abstaining and no broker non-votes.

Rejected a shareowner proposal requesting PPL to provide a report, updated semiannually, disclosing the Company's political spending and related processes and procedures.  The vote was 203,689,384 in favor and 253,041,100 against, with 42,215,937 abstaining and 84,843,263 broker non-votes.

Approved a shareowner proposal requesting PPL to present to shareowners for their approval an amendment to the Company's bylaws to permit shareowners that have continuously held three percent of the Company's outstanding common stock during the preceding three years to nominate candidates for election to the board of directors, with the number of such nominations not to exceed one-fourth the number of all directors then serving on the board of directors. The vote was 299,445,495 in favor and 188,042,670 against, with 11,458,257 abstaining and 84,843,263 broker non-votes.

Rejected a shareowner proposal requesting the board of directors to adopt a policy requiring that the chairman of the board of directors be an independent director who is not a current or former employee of the Company. The vote was 201,267,179 in favor and 292,797,606 against, with 4,881,637 abstaining and 84,843,263 broker non-votes.

Rejected a shareowner proposal requesting the Company to prepare and publish a report describing how it can fulfill medium and long-term greenhouse gas emission reduction scenarios consistent with national and international goals, and certain implications of those scenarios. The vote was 149,044,979 in favor and 296,265,569 against, with 53,634,950 abstaining and 84,844,186 broker non-votes.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	3(i) -	Amended and Restated Articles of Incorporation of PPL Corporation, effective as of May 21, 2015.
	3(ii) -	Bylaws of PPL Corporation, effective as of May 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  May 27, 2015